EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Wayne M. Grzecki, Chief Executive Officer, and Nicole M. Tremblay, Chief Financial Officer, of New Century Portfolios (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2006 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                        CHIEF FINANCIAL OFFICER

New Century Portfolios                         New Century Portfolios


/s/ Wayne M. Grzecki                           /s/ Nicole M. Tremblay
-----------------------------                  ---------------------------------
Wayne M. Grzecki, President                    Nicole M. Tremblay, Treasurer

Date: January 3, 2007                          Date: January 3, 2007



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO NEW CENTURY PORTFOLIOS AND WILL BE RETAINED BY NEW CENTURY PORTFOLIOS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.